=============================================================================

				 UNITED STATES
		      SECURITIES AND EXCHANGE COMMISSION
			    Washington, D.C. 20549


                        ------------------------------

				   FORM 8-K

				CURRENT REPORT
			PURSUANT TO SECTION 13 OR 15(d)
		    OF THE SECURITIES EXCHANGE ACT OF 1934


                        ------------------------------

	Date of Report (Date of earliest event reported) April 30, 1996


			       QUALIS CARE, L.P.

	    (Exact name of registrant as specified in its charter)



            Delaware                      0-19419                23-2755411
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)

              351 South Cypress Road
                    Suite 305
              Pompano Beach, Florida                          33060
     (Address of principal executive offices)               (Zip Code)



      Registrant's telephone number, including area code: (954) 783-6446


			 Towers Financial Corporation
   (successor following reorganization under United States Bankruptcy Code)
	 (Former name or former address, if changed since last report)


=============================================================================

ITEM 3   Bankruptcy or Receivership

         On June 14, 1996 (the "Petition Date"), each of Qualis Care, L.P. (the "Company") and two of its subsidiaries, Qualis Services, Inc. and Qualis Credit, Inc. (the Company and these subsidiaries are sometimes collectively referred to herein as the "Debtors"), filed a voluntary chapter 11 petition with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Debtors have continued in possession of their properties and in the management of their businesses as debtors in possession. On July 30, 1996, the Debtors filed with the Bankruptcy Court their schedules of assets and liabilities and statements of financial affairs.

         The Bankruptcy Court fixed November 1, 1996 as the deadline for the filing of proofs of claim against the Debtors. Holders of limited partnership interests in the Company were not required to file proofs of claim or interest solely on account of the ownership of such limited partnership interests.

         The Debtors anticipate filing a plan of reorganization with the Bankruptcy Court in the near future.

ITEM 5   Other Events

                           BUSINESS OF THE COMPANY

General

         The Company (formerly known as Healthcare Partners, L.P.) was formed in March 1994 to carry on certain of the businesses previously conducted by Towers Financial Corporation ("Towers") and certain of its affiliates, including its healthcare finance management business, and to provide billing and accounts receivable management services to providers of medical or other healthcare services. In addition, the Company, through its wholly owned subsidiary Knightsbridge International Reinsurance Corporation (formerly known as Towers International Reinsurance Corporation, "Knightsbridge"), a Barbados company, has served as a reinsurer of property and casualty risks on a facultative and treaty basis, mainly outside the North American market. The Company's principal office is located in Pompano Beach, Florida.

Formation of the Company

         The Company is a Delaware limited partnership which was formed on March 8, 1994 in connection with the chapter 11 cases of Towers and certain of its affiliates. In 1993, Towers and those affiliates had filed chapter 11 petitions in the Bankruptcy Court. In February 1994, the Bankruptcy Court authorized Towers' entry into a joint venture with CF Healthcare Finance, Inc. and approved a form of Partnership Agreement of the Company and a form of Contribution Agreement pursuant to which Towers would contribute certain assets to the Company in exchange for a general partnership interest in the Company. Under the Amended and Restated Agreement of Limited Partnership of the Company, dated as of March 18, 1994, as amended and modified (the "Partnership Agreement"), CF Healthcare Finance, Inc. (reconstituted as CFHF Partners, L.P. and now known as Qualis Group Holdings, L.P. ("CFH")) and Towers were the Company's two general partners. John Hall is a principal of CFH and is believed by the Company's present management to have directed CFH's activities as a general partner of the Company. On March 18, 1994, Towers contributed to the Company $20 million in cash, certain healthcare businesses, certain healthcare purchase contracts and certain other assets, and CFH contributed to the Company $5 million in cash and certain other assets pursuant to the Contribution Agreement dated as of March 18, 1994 (the "Contribution Agreement").

         In December 1994, the Bankruptcy Court confirmed a plan of reorganization for Towers and certain of its affiliates (the "Towers Plan") under which Towers' general partnership interest in the Company was converted into 100,000 limited partnership interests of the Company (the "Units"). Under the Towers Plan, the Units, which represent the entire limited partnership interests in the Company, were designated for distribution to certain classes of Towers' creditors. The Towers Plan provides for the distribution of an aggregate of 51.5% of the Units (51,500 Units) to Towers' bondholders and an aggregate of 48.5% of the Units (48,500 Units) to all of Towers' noteholders and general unsecured creditors, other than those electing an all-cash option for small claims.

         Under the Towers Plan, all of the Units were to be distributed by the Towers Financial Corporation Administrative Trust. In May and June 1995, the Towers Financial Corporation Administrative Trust distributed an aggregate of approximately 66,660 Units. Of these Units, 51,500 were distributed to Towers' bondholders and approximately 11,160 were distributed to Towers' noteholders and general unsecured creditors. During 1995, additional distributions of Units were made to Towers' noteholders and general unsecured creditors. As of November 29, 1996, approximately 90,522 Units had been distributed to Towers' creditors and approximately 9,478 Units remained for subsequent distribution to Towers' noteholders and general unsecured creditors, upon resolution of the remaining disputed claims against Towers in the Towers' chapter 11 cases.

Alleged Improprieties by John Hall and Others

         Allegations were made in May 1995 of improprieties by certain of the Company's then management, including John Hall, who was at the time the Company's chairman, a member of its Management Committee and a controlling person of its general partner. These alleged improprieties are further described below under "Legal Proceedings--Hall Litigation." Commencing in June 1995, Ronald O. Drake and Thomas R. Sheehan, the two members of the Company's Management Committee designated by the creditors' committee in the Towers' chapter 11 cases (the "Independent Members"), caused an investigation to be conducted of certain transactions by the Company involving: (i) Mr. Hall's unauthorized withdrawal of CFH's $5 million capital contribution; (ii) the purchase of certain illiquid securities; and (iii) the sale and purchase by the Company of accounts receivable portfolios. The results of this investigation caused members of the Management Committee to: (a) call a special meeting of the Management Committee on June 15, 1995; (b) remove Mr. Hall as an officer of the Company; (c) accept the resignation of Mr. Hall as a member of the Management Committee; and (d) ultimately commence a law suit against Mr. Hall and others in the United States District Court for the Southern District of New York. See "Legal Proceedings."

         At its June 15, 1995 special meeting, the Management Committee created a special committee consisting of the two Independent Members (the "Special Committee") to review and investigate these alleged improprieties. The Management Committee authorized the Special Committee to take such actions as it deemed necessary or appropriate in the name of the Company to preserve the Company's rights and assets and pursue such remedies in the name of the Company as the Special Committee deemed appropriate. On November 2, 1995, the Management Committee authorized the Special Committee to authorize and implement any financial or strategic alternative for the Company that the Special Committee deemed appropriate to address the Company's situation.

Chapter 11 filings

         On June 14, 1996, each of the Debtors filed a voluntary chapter 11 petition with the Bankruptcy Court. The Debtors have continued in possession of their properties and in the management of their businesses as debtors in possession. See "Bankruptcy or Receivership."

Current Members of Management Committee

         As described below under "Management," under the Partnership Agreement, a Management Committee consisting of six members is to govern the business and affairs of the Company. Four of the Management Committee's members are to be designated by CFH; the remaining two members are to be designated by the creditors' committee in the Towers' chapter 11 cases or the post-confirmation committee that succeeds it. As of February 2, 1996, all members of the Management Committee designated by CFH had resigned, and the two Independent Members were the sole members of the Management Committee. CFH, which remains the general partner of the Company, has not designated, and the Company does not expect that CFH will designate, any persons to fill the vacancies created by these resignations. See "Management."

Billing and Accounts Receivable Management Services

         Through its wholly owned subsidiary, Qualis Services, Inc. ("Services"), the Company provided billing and accounts receivable management services to healthcare providers. These services included on-site contract management, off-site collection of receivables and bad-debt services. In April 1994, Services entered into a contract with Northeastern Hospital of Philadelphia ("Northeastern") to provide accounts receivable management services. In addition, in April 1994, Credit (as defined below) entered into a loan and security agreement with Northeastern to provide Northeastern with financing for Northeastern's receivables. The management services contract with Northeastern accounted for substantially all of the revenues of the Company in 1994 and a significant portion of the revenues of the Company in 1995. In June 1995, Northeastern terminated the management services contract and the loan and security agreement. The Company believes that the alleged improprieties described above contributed to Northeastern's decision to terminate these contracts. In March 1996, the Company settled its claims against Northeastern arising from these terminations.

         In February 1995, Services entered into a contract with Sinai Hospital of Baltimore, Inc. ("Sinai") pursuant to which Services provided billing and accounts receivable management services to the staff physicians at Sinai's hospital in Baltimore, Maryland. In April 1996, the Company and Sinai terminated the contract. Under the termination agreement, the approximately 55 employees of the Company providing on-site services to Sinai became employees of Sinai effective May 1, 1996, with Sinai: (i) assuming certain severance, vacation pay and other obligations relating to the termination of these employees; and (ii) agreeing to pay the Company $105,000 in three installments. The Company believes that the alleged improprieties described above contributed to Sinai's decision to terminate this contract.

         The Sinai contract and the Northeastern contract are the only significant contracts that the Company or its subsidiaries has obtained in the area of billing or accounts receivable management services since inception. Neither the Company nor any of its subsidiaries has any billing or accounts receivable management services contracts. The Company does not anticipate that it or its subsidiaries will enter into any further such contracts.

Receivables Contributed to the Company by Towers

         Among the assets Towers contributed in connection with the formation of the Company were certain healthcare purchase contracts. The Company has sought to collect amounts due under the contracts. As of November 29, 1996, there were two such contracts that the Company had yet to settle.

Healthcare Receivables Financing

         The Company organized a wholly owned subsidiary, Qualis Credit, Inc. ("Credit"), to engage in healthcare receivables funding. The funding services that were intended to be offered included: (i) providing funding to medical providers in the form of purchasing a provider's receivables; and (ii) providing financing to the provider with Credit taking the receivables as collateral. Since its formation, the Company has not engaged directly or through its subsidiaries in significant healthcare financing activities other than as described above with respect to Northeastern.

         In January 1995, the Company and certain of its subsidiaries entered into a Master Program Agreement (the "Financing Agreement") with Cargill Financial Services Corporation ("Cargill") for the purpose of obtaining capital for the finance and sale of medical receivables. The Financing Agreement provided for Cargill to finance or purchase up to $150 million of healthcare receivables from a former subsidiary of the Company. In connection with the Financing Agreement, the Company issued a warrant entitling Cargill to purchase from the Company limited partnership interests in an amount up to 15 percent of the limited partnership interests outstanding at the time of exercise (the "Warrant"). In July 1995, purportedly as a result of the alleged improprieties described above, Cargill gave notice of its termination of the Financing Agreement. Cargill never made any advances under the Financing Agreement. Cargill has asserted that the Warrant was not terminated and continues in full force and effect. The Warrant presently remains outstanding.

         The Company has not obtained substitute financing since the termination of the Financing Agreement and does not intend to pursue the financing needed to enable it to engage in healthcare receivables financing.

Reinsurance

         The stock of Knightsbridge was among the assets contributed by Towers to the Company in connection with the Company's formation. Knightsbridge has served as a reinsurer of property and casualty risks on a facultative and treaty basis and is organized under and subject to the insurance regulations of Barbados. Eton Management Corporation ("Eton Management") serves as the manager of Knightsbridge.

         In December 1995, Knightsbridge's principal reinsurance contract was terminated by the primary insurer and all funds held in a trust account as security for the payment of claims arising under the reinsurance contract were transferred to the insurer. Knightsbridge has not written new business to replace the terminated contract and the Company does not anticipate that Knightsbridge will write new business.

         The Company is presently in negotiations to sell the stock of Knightsbridge to an affiliate of Martin Hoffman, the President of Eton Management and a former executive officer of Knightsbridge. It is contemplated that any such sale to the affiliate of Mr. Hoffman would provide the Company with a 50 percent share of any net assets remaining after the run-off of Knightsbridge's pre-sale business. In addition, any such sale would involve the contemporaneous delivery of an alleged "promissory note" of the Company in the principal amount of $8 million, dated June 9, 1994, and issued by the Company to Knightsbridge. Notwithstanding any delivery of this note in connection with a sale of Knightsbridge, the Company believes and will continue to assert that this note is not a binding and enforceable obligation of the Company as a result of its issuance as part of the alleged improprieties involving John Hall described above.

Strategy of the Company

         Due to the alleged improprieties, the resulting investigations and corresponding claims of the Company arising from such improprieties, the Management Committee and the Special Committee determined that the Bankruptcy Court is the best and most appropriate forum: (i) to complete the investigation of the improprieties at and concerning the Company; (ii) to negotiate and implement settlements of claims arising from that investigation; and (iii) to preserve and maximize values for the Company's creditors and limited partners.

         The Company believes that the above goals can best be achieved through the filing of a plan of reorganization which provides for: (i) the disposition of the Debtors' remaining non-cash assets; (ii) the comprehensive settlement or litigation of the Debtors' claims against certain persons involved in the Towers' chapter 11 cases; and (iii) the distribution of the Debtors' current cash and future proceeds from asset dispositions and claims recoveries to the Debtors' creditors and limited partners (but not to CFH and the other parties involved in the alleged improprieties described above).

Employees

         As of December 31, 1995, the Company had 67 full-time employees, including 14 in administration and 53 in accounts receivable management services. As of November 29, 1996, the Company had two full-time employees.

                                  PROPERTIES

         The Company's principal office occupies approximately 1,200 square feet of office space in Pompano Beach, Florida under a month-to-month lease.

         The Company also leased space in Ft. Lauderdale, Florida (under a lease which expired on July 31, 1996) and, through a subsidiary, in Baltimore, Maryland under a lease which was terminated on April 25, 1996 in connection with the termination of the contract with Sinai. See "Business of the Company--Billing and Accounts Receivable Management Services."

         The Company believes that its existing facilities will be adequate to meet its currently anticipated requirements and that, if additional space is needed, such space will be available on acceptable terms.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

         The following table and the accompanying footnotes set forth, as of November 29, 1996, the beneficial ownership of (i) the holders of Units known by the Company to own more than 5% of the Units, (ii) each member of the Management Committee of the Company, (iii) each of the Named Executive Officers (as defined below) of the Company and (iv) all executive officers and members of the Management Committee as a group. The information set forth in the table is based solely on the Company's review of the holders of record of Units, as set forth in the register maintained by its transfer agent.

         Name and Address
         of Beneficial Owner                          Type of Interest                Number of Units        Percentage(1)
         -------------------                          ----------------                ---------------        -------------
CFH............................................    General Partnership                      (2)                   100%

Ronald O. Drake(3).............................    Limited Partnership                      --                     --

Thomas R. Sheehan(4)...........................    Limited Partnership                      --                     --

Michael D. Gervais.............................    Limited Partnership                      --                     --

Joel Ciniero(5)................................    Limited Partnership                      --                     --

Frederick Grant(6).............................    Limited Partnership                      --                     --

Lasalle National Bank
    Attn: Ronald O. Drake
    Euram Management
    Inc.
    One EAB Plaza
    Uniondale, New York 11555..................    Limited Partnership                  12,934.63                 14.3%

Confederation Life Insurance Co.
    260 Interstate North
    Atlanta, Georgia 30339.....................    Limited Partnership                  11,575.24                 12.8%

European American Bank
    Attn: William Fitzgerald-VP
    One EAB Plaza
    Uniondale, New York 11555..................    Limited Partnership                   5,185.87                 5.7%

City of Detroit Police and Fire Retirement System
    c/o Thomas Zdrodowski-Secty,
    908 City County Building,
    Detroit, Michigan 48226....................    Limited Partnership                   4,572.59                 5.1%


Cargill Financial Services
    Corporation(7)
    600 Clearwater Drive
    Minnetonka, Minnesota 55343................    Limited Partnership                  17,647                   15.0%

All current officers and members of the
    Management Committee as a group (3 persons)    Limited Partnership                       --                      --


-----------------------
1. The percentages are based on the approximately 90,522 Units that have been distributed to creditors of Towers as of November 29, 1996. An additional approximately 9,478 Units remain for distribution to Towers' noteholders and general unsecured creditors.

2. See "Description of Company's Securities" for the allocation of net income and net losses to CFH under the Partnership Agreement with respect to its general partnership interest.

3. Mr. Drake is the President and Chief Executive Officer of Euram Management Inc., an affiliate of Lasalle National Bank, which beneficially owns 12,934.63 Units.

4. Mr. Sheehan is Chairman of the Retirement Board and an Investment Agent with the Finance Department of the City of Detroit. The General Retirement Board of the City of Detroit beneficially owns 2,643 Units.

5. Mr. Ciniero was terminated as Chief Executive Officer of the Company on July 26, 1995.

6. Mr. Grant was terminated as Vice-Chairman of the Company on November 2, 1995 and resigned from the Management Committee effective February 2, 1996.

7. Represents Units issuable in accordance with the terms of the Warrant held by Cargill, assuming that all of the Units remaining for distribution are distributed. See "Description of Company's Securities--Warrant."


                                MANAGEMENT

Overview

         Pursuant to the Partnership Agreement, the business and affairs of the Company are, subject to certain exceptions, to be governed by the Management Committee. A summary of the composition, authority and operation of the Management Committee is set forth below under "Governance of the Company."

         The Special Committee, formed in June 1995 to investigate alleged improprieties involving the former management of the Company, has been authorized by the Management Committee to take certain actions including the pursuit of actions it deems necessary or appropriate to preserve the Company's rights, remedies and assets. See "Business of the Company--Alleged Improprieties by John Hall and Others."

Management Committee Members and Executive Officer

         The following table sets forth certain information with respect to the executive officer of the Company and the members of the Management Committee:



       Name                Age                     Position
       ----                ---                     --------
Michael D. Gervais          32       Chief Operating Officer

Ronald O. Drake             54       Independent Member of Management Committee
                                     and member of Special Committee

Thomas R. Sheehan           50       Independent Member of Management Committee
 	                             and member of Special Committee


         Michael D. Gervais has been the Chief Operating Officer of the Company since September 1994. From May 1994 until September 1994 he acted as Vice President of Operations of the Company. Mr. Gervais also served as a member of the Management Committee from December 1994 until April 1995. From January 1993 until May 1993, Mr. Gervais served as Healthcare Operations Manager and from May 1993 until May 1994 as Vice President of Operations of Towers. Prior to January 1993, Mr. Gervais operated his own accounting and healthcare consulting firm which primarily provided consulting services in the areas of accounts receivable and billing management services to hospitals, physicians and skilled nursing facilities.

         Ronald O. Drake has been a member of the Management Committee since March 1994. Since June 1992, Mr. Drake has been President and CEO of
Euram Management, Inc. ("EMI"). EMI is a wholly owned subsidiary of ABN AMRO Bank and is responsible for the bank's restructuring and workout activity in North America. Mr. Drake previously served as Managing Director of Merrill Lynch Business Capital from 1981 until 1990.

         Thomas R. Sheehan has been a member of the Management Committee since March 1994. Since 1984, Mr. Sheehan has been an Investment Agent with the Finance Department of the City of Detroit. Since July 1991, Mr. Sheehan has served as Trustee of the City of Detroit General Retirement System and is currently its Chairman. Mr. Sheehan is a director of American Rehabilitation Network and a member of the Executive Committee of the Michigan Association of Public Employees Retirement Systems.

Governance of the Company

         The business and affairs of the Company are governed by a six-member Management Committee. Under the Partnership Agreement, four of the members of the Management Committee are chosen by CFH and the two Independent Members are chosen by the official creditors committee in the Towers' chapter 11 cases, or its successor, the Towers Post Confirmation Committee (as defined below), or as otherwise provided by order of the Bankruptcy Court.

         Under the Towers Plan, any Independent Member may resign at any time and any such member may be removed for cause, at any time, by the vote of the holders of Units (excluding any units held by CFH and its affiliates). The Towers Plan provides that any vacancy in the Management Committee arising from the death, resignation or removal for cause of any Independent Member may be filled by the vote of the members of a committee consisting of all of the members of the Towers official creditors committee who were serving at the date of confirmation of the Towers Plan (the "Towers Post Confirmation Committee"), so long as the members of the Towers Post Confirmation Committee are beneficial owners of Units, at a meeting called and held as provided in the Towers Plan. The Towers Plan further provides that, when less than three of such members of the Towers Post Confirmation Committee are entitled to vote at such meeting, such members shall no longer be entitled to elect any Independent Members to the Management Committee in their capacity as such members of the Towers Post Confirmation Committee, and any such vacancy thereon may be filled only by a vote of the holders of the Units (excluding any Units held by CFH and its affiliates) at a meeting called and held as provided in the Towers Plan.

         Under the Partnership Agreement, the Management Committee is required to meet quarterly and at any other time at the request of any Management Committee member (but in no event more than two additional times per year at the request of the Independent Members). Subject to certain exceptions described below, the Partnership Agreement provides that members of the Management Committee holding at least three votes and present at any meeting constitute a quorum and the vote of the members present at any meeting and holding a majority of the votes is the act of the Management Committee. Under the Partnership Agreement, the approval of all of the members of the Management Committee (or the affirmative vote of partners whose aggregate capital account balances exceed 50 percent of the aggregate capital account balances of all partners of the Company (the "Partners") other than CFH or its affiliates) is necessary to: (i) sell, lease or otherwise dispose of (A) all or substantially all of the assets of the Company in a single transaction or in a series of related transactions within a one-year period or (B) any material portion of the assets of the Company in a transaction that is not in the ordinary course of the Company's business where the consideration includes an equity interest in or other security of the transferee; (ii) merge or consolidate the Company with or into any other person; or (iii) admit an additional general partner.

         The Partnership Agreement further provides that the approval of at least five members of the Management Committee is necessary to: (i) make any investment or expenditure in excess of $100,000 for the purpose of entering into any new and unrelated line of business; (ii) admit an additional limited partner; (iii) voluntarily cause the bankruptcy of the Company; (iv) take any action to dissolve the Company; (v) except as otherwise permitted by the Partnership Agreement, approve or cause the Company to enter into any transaction with any Partner or its affiliate; (vi) except as expressly provided in the Partnership Agreement, make elections under the Internal Revenue Code of 1986, as amended (the "Code"), and other tax laws as to the treatment of items of Company income, gain, loss and deduction, select the method of accounting and bookkeeping procedures to be used by the Company and select accountants other than Ernst & Young; (vii) establish reserves from Company funds for Company operations and for the payment of Company obligations; and (viii) approve or cause the Company to enter into any transaction with T. Barrack, W. Rogers, Colony Capital, Inc. or any of their respective affiliates.

         In addition, under the Partnership Agreement, authority is vested solely in the Independent Members to: (i) reconstitute the Company as a Delaware corporation, by means of a contribution of assets, merger or otherwise, with the Partners' having distribution, governance and other rights and CFH having contractual responsibilities all as nearly the same as is provided in the Partnership Agreement to the extent practicable (with the intent being to replicate the economic benefits and obligations and governance mechanisms provided in the Partnership Agreement in a corporate form (except that Partners/shareholders would not be required to remain generally liable for the

Company's debts and liabilities)); (ii) cause the limited partnership interests of the Company or the shares of capital stock (of whatever class) of the corporation referred to in clause (i) above to be registered under applicable federal and state securities laws and to enter into all related arrangements including indemnity and similar agreements; and (iii) waive, modify or enforce rights or claims against CFH, John Hall or their respective affiliates arising under the Partnership Agreement, the Contribution Agreement or under any other agreement, instrument or document executed in connection therewith. The Partnership Agreement contemplates that, in any such reconstitution of the Company, the rights of Partners other than CFH to distributions until the amount of cumulative net income that has been earned by the Company equals $180 million, would be represented by a preferred or preference stock with priority upon liquidation, winding-up, dissolution and redemptions, dividends or other distributions over other classes of capital stock (and any such preferred or preference stock would not be redeemed or acquired by the Company or any of its affiliates at less than par plus, if any, accumulated dividends). The affirmative vote of Partners whose aggregate capital account balances exceed 50 percent of the aggregate capital account balances of all Partners other than CFH and its affiliates have the right under the Partnership Agreement to direct the Independent Members to take or refrain any action with respect to which authority is vested solely in the Independent Members under such agreement.

Management of Knightsbridge

         Eton Management serves as the manager of Knightsbridge. Martin Hoffman, a former executive officer of Knightsbridge, is the President of Eton Management. Knightsbridge paid to Eton Management approximately $1,685,200 in management fees in 1995 pursuant to the Management Agreement, effective as of January 1, 1995, between Eton Management and Knightsbridge. Eton Management has indicated that it is owed an additional approximately $198,053 in management fees for 1995.

                            EXECUTIVE COMPENSATION

Executive Compensation

         The following table sets forth certain summary information concerning compensation paid for the fiscal year ended December 31, 1995 to the Chief Executive Officer and each executive officer of the Company who received compensation in excess of $100,000 in 1995 (the "Named Executive Officers").

                          Summary Compensation Table

                                                                                  Annual Compensation
                                                         -----------------------------------------------------------------------
Name and Principal Position                                                                                Other Annual
                                                              Salary($)           Bonus($)(1)           Compensation($)(2)
							      ---------           -----------           ------------------
Michael D. Gervais
    Chief Operating Officer of
    the Company.....................................          $156,923            $231,720               __

Joel Ciniero(3)
    Chief Executive Officer of
    the Company.....................................           114,923             238,500               __

Frederick Grant(4)
    Vice-Chairman of
    the Company.....................................           100,272              58,500               __

--------------------
(1)    Includes cash and non-cash bonus.

(2) Other annual compensation in the form of perquisites and other personal benefits has been has been omitted because the aggregate amount of such perquisites and other personal benefits was less than $50,000 and constituted less than 10% of the executive's total annual salary and bonus.

(3) Mr. Ciniero was terminated as Chief Executive Officer of the Company on July 26, 1995.

(4) Mr. Grant was terminated as Vice-Chairman of the Company on November 2, 1995 and resigned from the Management Committee effective February 2, 1996.

Bonus Program

         The Company maintained an incentive bonus program for certain of its key employees. Participants in the program were eligible to receive cash bonuses based upon the Company's operating profits and recoveries on certain assets transferred by Towers to the Company. Under the program, 10 percent of the Company's annual net pretax profits were available for distribution to participants at the end of each fiscal year, and 5 percent of the amounts realized by the Company, during each consecutive six-month period from the Company's inception, on the healthcare loans and purchase contracts contributed by Towers to the Company were available for distribution to participants at the end of each such period. A compensation committee of officers of the Company determined how the amounts available for distribution to participants were allocated. In 1995, an aggregate of $479,000 was distributed under the program to 17 employees, including Messrs. Ciniero and Gervais. Under the bonus program, Messrs. Ciniero and Gervais each received bonuses of $219,000 in 1995. Such amounts paid to Messrs. Ciniero and Gervais are recorded as bonuses in the Summary Compensation Table above. All amounts distributed in 1995 were based solely on the Company's recoveries on the healthcare loans and purchase contracts contributed by Towers to the Company.
At an April 25, 1995 meeting of the Management Committee, the two Independent Members voted against the award of certain of the bonuses paid in 1995.

Compensation of CFH and its Affiliates

         Under the terms of the Partnership Agreement, the Company is not permitted to pay, directly of indirectly, to CFH, its partners or their respective affiliates, any amount including but not limited to amounts for management fees, salaries or other compensation, or fees for the performance of services or payments for the purchase or lease of property of more than: (i) $800,000 in the cumulative period through the end of the first four fiscal quarters including and following the date of the Partnership Agreement, and $960,000 for each subsequent period of four consecutive fiscal quarters; or (ii) the fair market value of the consideration received for such payment, whichever is lesser. However, in no event will any such payment be made if the recipient thereof (other than John Hall) is not engaged, independently of the Company and as an ordinary and ongoing business, in the business of rendering the consideration for such payment to a substantial extent to other persons.

         In 1995, the Company paid to CFH or John Hall $125,000 in consulting fees, a bonus of $225,000 in connection with the execution of the Financing Agreement with Cargill and $66,022 in reimbursement for travel expenses. In 1994, the Company paid to CFH or John Hall $325,000 in consulting fees, $32,000 in reimbursement of miscellaneous expenses and $378,416 in reimbursement for travel expenses. Since June 1995, the Company has not made any payments to CFH or John Hall and does not intend to make any further payments to CFH or Mr. Hall.

Management Committee Compensation

         Pursuant to the Partnership Agreement, members of the Management Committee who are not employees or affiliates (other than solely by virtue of serving on the Management Committee) of the Company are to be compensated at the rate of $500 per Management Committee meeting attended and reimbursed for actual out-of-pocket expenses associated with attending such meetings. The Partnership Agreement also provides that the two Independent Members are entitled to be reimbursed by the Company for premiums paid for director and officer liability insurance in connection with his or her role as a member of the Management Committee in an aggregate amount for both Independent Members not to exceed $50,000 annually. The
Company made payments of $15,000 in the aggregate on behalf of Thomas Sheehan representing the premiums for director and officer liability insurance coverage through December 31, 1995 in connection with his role as a member of the Management Committee.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

         In 1994 and 1995, the Company paid to CFH or John Hall consulting fees, a bonus and amounts in reimbursement for expenses. At the time such payments were made, Mr. Hall was the Chairman of the Company, a member of the Management Committee and the controlling person of CFH. See "Executive Compensation."

         The Company has commenced a lawsuit against Mr. Hall and others for alleged improprieties involving the Company. See "Legal Proceedings--Hall Litigation."

         In December 1994, John Hall or an entity controlled by Mr. Hall attempted to execute a Stock Purchase Agreement (the "Agreement") to sell Knightsbridge to Blackpool Capital, S.A. ("Blackpool") for $200,000. At the time of the execution of the Agreement, Mr. Hall or an affiliate of Mr. Hall may have held a significant interest in Blackpool. The Agreement provided for an increase in the purchase price in the event the Company solicited offers from third persons to acquire the shares of Knightsbridge at a price greater than one hundred and ten percent of the sales price agreed to with Blackpool. The transaction with Blackpool was not consummated and, as described below, the Company is in the process of negotiating to sell Knightsbridge to another party. The circumstances surrounding the proposed sale of Knightsbridge to Blackpool are among the matters under investigation by the Special Committee.

         The Company is presently in negotiations to sell the insurance assets and liabilities of Knightsbridge to an affiliate of Martin Hoffman, the President of Eton Management and a former executive officer of Knightsbridge. See "Business of the Company--Reinsurance."



                             LEGAL PROCEEDINGS

Hall Litigation

         On June 29, 1995, the Company commenced an action in United States District Court for the Southern District of New York, captioned Qualis Care,

L.P. v. John Carlisle Hall, et al., 95 Civ. 4955 (the "Hall Litigation"). On July 24, 1995, the Company filed its first amended complaint in the Hall Litigation, and on September 13, 1995, the Company filed its second amended complaint (the "Second Amended Complaint") in that action. Named as defendants in the Second Amended Complaint are John Hall (the Company's former Chairman); CFH; Qualis Group, Inc. (a company controlled by Hall, and the general partner of CFH ("QGI"); Joel Ciniero (the Company's former Chief Executive Officer); Terren S. Peizer; S.A. Zimco Management, PLC, S.A. Zimco Management, S.A. Zimco International, Ltd., S.A. Zimco International, PLC, S.A. Zimco Management Corp., Zimco International Liquidity Fund, S.A. Zimco Corp., S.A. Zimco PLC, and S.A. Zimco, Ltd. (collectively, the "Zimco Companies"); Mohamed Hadid; Nautilus Fund, Ltd.; Mark Keckeisen; Woods Financial Corporation; John W. Temple; John W. Temple & Co.; and various unnamed persons and companies.

         The Second Amended Complaint alleges: (i) violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder on the part of Mr. Hall, QGI, CFH, Ciniero, Mr. Peizer, the Zimco Companies, Mr. Hadid and the Nautilus Fund; (ii) violations of the Investment Advisers Act of 1940 on the part of Mr. Hadid and the Zimco Companies; (iii) violations of the Racketeering Influenced and Corrupt Organization Act, on the part of Mr. Hall, QGI, CFH, and Mr. Ciniero; and (iv) various state law claims against the various defendants. In addition, the Second Amended Complaint seeks an order removing Mr. Hall, CFH and QGI from their respective capacities as general partner of the Company, and enjoining them from having any further role in connection with the Company's affairs. The Second Amended Complaint seeks money damages of not less than $30 million along with various other forms of legal and equitable relief. In addition, the Company has referred these matters to the New York Regional Office of the Securities and Exchange Commission and the United States Attorney for the Southern District of New York.

         The Second Amended Complaint alleges that Mr. Hall functioned as the Company's de facto general partner and as such used his control over the Company's day-to-day affairs to defraud the Company and loot its assets for his own benefit and the benefit of the other defendants. Among other things, it alleges that Mr. Hall: (i) fraudulently caused the Company to repay a $5 million personal debt he owed to defendant Peizer; (ii) fraudulently removed CFH's $5 million capital contribution from the Company; (iii) fraudulently caused the Company to overpay for certain illiquid securities it purchased, for the benefit of Mr. Hall and certain of the other defendants; (iv) misappropriated from the Company a portion of a portfolio of consumer loans; and (v) misappropriated the Company's assets by abusing his access to those assets. In answering the Second Amended Complaint, Mr.

Hall, QGI and CFH asserted the Fifth Amendment privilege against self-incrimination with respect to all of the allegations in the Second Amended Complaint. John W. Temple denied the allegations of the Second Amended Complaint implicating him. Defendants Peizer, Hadid and Ciniero have filed motions to dismiss the Second Amended Complaint. Briefing on those motions is complete, and the parties await the court's decisions on them. The other defendants have not yet responded to this complaint and defaults have been entered against S.A. Zimco Management, PLC and John W. Temple & Co. The Company has reached an agreement in principle to settle its claims against defendants Mark Keckeisen and Woods Financial Corporation, and the terms of the settlement agreements are being negotiated. The Company is currently in the process of taking document and deposition discovery of parties and non-parties.

Criminal Proceedings Against Former Management

         The United States Attorney's investigation of the allegations in the Hall Litigation has led to the filing of criminal informations against Hall and Ciniero. On October 2, 1995, Mr. Ciniero pled guilty to one count of conspiracy to commit bankruptcy fraud in connection with his role in Mr. Hall's fraudulent schemes. On July 12, 1996, Mr. Hall pled guilty to a five-count indictment. Four of these counts (conspiracy to commit bankruptcy fraud, mail fraud, wire fraud and money laundering) arose out of the frauds perpetrated against the Company. In addition, Keckeisen has pleaded guilty to a two count indictment alleging mail fraud and wire fraud, one of which counts involved Keckeisen's activities in connection with his role in Mr. Hall's alleged fraudulent schemes.

Greenblath Litigation

         On December 13, 1995, Stanley Greenblath, a purported limited partner of the Company, commenced an action in the Court of Chancery of the State of Delaware in and for New Castle County, captioned Stanley Greenblath v. Qualis Care, L.P., Qualis Group, Inc. (f/k/a CFHF Partners, L.P.) and Qualis Group Holdings, L.P., C.A. No. 14736 (the "Greenblath Litigation"). The complaint in the Greenblath Litigation seeks an order of dissolution of the Company. In essence, the complaint alleges that, given the frauds perpetrated on the Company by the defendants in the Hall Litigation, it is not reasonably practicable for the Company to continue to carry on its business in accordance with the Partnership Agreement. On February 6, 1996, the Company filed an answer to the complaint in which the Company denied that dissolution would be appropriate. The other defendants in the action, QGI and CFH, have not responded to the complaint in the Greenblath Litigation.

         On February 14, 1996, Mr. Greenblath filed a Motion for Expedited Proceedings and Order for Inspection of Books and

Records. On February 23, 1996, the court issued an order which, among other things, set the trial of the Greenblath Litigation action for the week of May 13, 1996.

         On April 15, 1996, counsel for Mr. Greenblath wrote to the court stating that, based on settlement discussions, it appeared that a trial may not be necessary, and requesting that the court remove the matter from its trial calendar.

Olympian Insurance Company Litigation

         The Company has also been named a defendant in an action brought in the Supreme Court of the State of New York in and for the County of New York, captioned The Olympian Insurance Company, et al. v. Martin Hoffman, et al., Index No. 95-130029. In that action, the plaintiffs assert a variety of claims against Martin Hoffman, Knightsbridge and certain other defendants, including the Company. Mr. Hoffman is the President of Eton Management and a former executive officer of Knightsbridge. The complaint, which was served on the Company on or about April 10, 1996, alleges claims for breach of contract, fraudulent breach of contract, defamation, interference with contract, interference with prospective business advantage, breach of fiduciary duty, fraud and conversion. In addition, the plaintiffs seek an accounting and the imposition of a constructive trust over certain property. The Company is not accused of any wrongdoing. However, the complaint alleges that the Company is a "successor[] to, assign[] of, alter ego[] of, or otherwise affiliated with" Knightsbridge, and that the Company is "under the ownership, control, or influence of defendant Hoffman." The Company did not respond to the complaint prior to its chapter 11 filing. On June 17, 1996, the Company's counsel informed the plaintiff's counsel that the Company had filed for chapter 11 protection, automatically staying the litigation as to the Company. By order dated October 29, 1996, the court dismissed the complaint in its entirety, on the grounds that certain plaintiffs were conducting business in New York without authorization to do so, and therefore pursuant to New York Business Corporation Law Section 1312(a) may not maintain an action in New York. The court also dismissed the claims of certain plaintiffs on the grounds that those plaintiffs were agents would could assert no actionable wrong as to them. The court granted certain plaintiffs the right to re-plead as to certain defendants (none of which were the Company) and stated that the complaint may be reinstated if the plaintiffs prove compliance with Business Corporation Law Section 1312(a). The Company believes it would have meritorious defenses to the allegations against it were it required to litigate.

Bankruptcy

         The Debtors have each filed voluntary chapter 11 petitions with the Bankruptcy Court. See "Bankruptcy or Receivership."

Other Litigation

         The Company is a party to certain other litigation which the Company does not believe to be material.

                      MARKET PRICE OF AND DIVIDENDS ON THE
                  COMPANY'S EQUITY AND RELATED PARTNER MATTERS

Absence of Public Trading Market

         No established public trading market exists for the Units. The Partnership Agreement and the Towers Plan generally prohibit the transfer of Units. See "Description of Company's Securities."

Distributions

         Holders of Units are entitled to distributions pursuant to the terms of the Partnership Agreement. Under the Partnership Agreement, the limited partners and CFH share in net income as follows: (i) of the first $60 million of cumulative net income, the limited partners receive 73% and CFH 27%; (ii) of the next $40 million of cumulative net income, the limited partners receive 70% and CFH 30%; (iii) of the next $80 million of cumulative net income, the limited partners receive 54% and CFH 46%; and (iv) thereafter, the limited partners receive 35% and CFH 65%; provided, however, that if cumulative distributions made to all partners other than CFH prior to December 31, 1997 are less than $64.5 million, the percentages in clause (iv) above will be 40% for the limited partners and 60% for CFH. Under the Partnership Agreement, the net income from assets, other than cash, contributed by Towers is to be allocated 90% to the limited partners and 10% to CFH.

         Under the terms of the Partnership Agreement, CFH is entitled to receive a distribution from the Company at the end of each fiscal year in an amount equal to the positive balance in its capital account; provided, however, that CFH is not entitled to receive its distributions (other than the tax distribution hereinafter described) until its capital account is 1.86 times that of the limited partners. The Partnership Agreement provides that distributions are made quarterly to all other Partners; provided, however, that portions of the distributions to which the limited partners would otherwise have been entitled in the first year of operations were to have been distributed over the course of 1995. After the end of each fiscal year, CFH has the right to receive, unless it notifies the Company to the contrary, a distribution in the amount of its presumed tax liability for net income of the Company as of the end of such fiscal year at an assumed rate of 45% (less all amounts distributed to CFH during such fiscal year and all prior fiscal years).

         The Partnership Agreement provides that, commencing with the fiscal quarter that begins on January 1, 1999, the holders of Units and CFH are to receive 6% per annum, payable quarterly, on their contributed capital. After cumulative net income equals $180 million, but no later than the fiscal quarter beginning

January 1, 2004, the capital contributed by Towers and CFH will be amortized and distributed quarterly in twenty installments.

         To date, no distributions have been made to holders of Units. Any future distributions to holders of Units must be approved by the Bankruptcy Court. For a description of amounts paid to CFH and Mr. Hall, see "Executive Compensation--Compensation of CFH and its Affiliates." The Company has commenced a lawsuit against Mr. Hall and others for alleged improprieties involving the Company. See "Legal Proceedings--Hall Litigation."



Holders of Units

         As of November 29, 1996, the Units distributed to the creditors of Towers were held of record by 2,120 persons.



                    RECENT SALES OF UNREGISTERED SECURITIES

         The continuing distribution of Units to certain creditors of Towers pursuant to the Towers Plan is described above under "Business of the Company--Formation of the Company." In May 1995, the Towers Financial Corporation Administrative Trustee began distributing Units to certain classes of creditors of Towers. Additional distributions of Units were made during 1995. Through November 29, 1996, an aggregate of approximately 90,522 Units have been distributed to certain creditors of Towers. As of such date, approximately 9,478 Units remained for subsequent distribution to Tower's noteholders and general unsecured creditors. No consideration was received by the Company in connection with any of the above distributions.

         These distributions have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, in reliance on the exemption from registration afforded by Sections 1125 and 1145 of the United States Bankruptcy Code (the "Bankruptcy Code"). Section 1145 of the Bankruptcy Code provides that federal and state securities registration requirements do not apply to the offer or sale under a plan of reorganization of securities of a debtor, or of a successor to a debtor, under such a plan to holders of claims or interests wholly or principally in exchange for those claims or interests.

                      DESCRIPTION OF COMPANY'S SECURITIES

Summary of Partnership Agreement and Description of Units

         The following is a summary of the Partnership Agreement as amended and modified by the Towers Plan. This summary is qualified in all respects by reference to the Partnership Agreement and the Towers Plan which are filed as exhibits to this Current Report on Form 8-K. For a discussion of the management structure of the Company, see "Management." For a discussion of the provisions of the Partnership Agreement regarding distributions, see "Market Price of and Dividends on the Company's Equity and Related Partner Matters."

         Restrictions on Transfer of Units. The Partnership Agreement and the Towers Plan generally prohibit the transfer of Units in an effort to ensure that the Company is taxed as a partnership for federal income tax purposes and not characterized as a "publicly traded partnership," subject to tax as a corporation.

         The Towers Plan provides that there shall be no sale, exchange, transfer, assignment, pledge, creation of a security interest in, hypothecation or other disposition (each, a "Transfer") of any Unit to any person (or group of persons acting in concert), other than: (i) a Transfer in which the basis of the Units in the hands of such person (or group of persons acting in concert) is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under Section 732 of the Code; (ii) a Transfer or Transfers by a holder of Units, during any thirty-day period, representing in the aggregate more than five percent of the total of the Units; (iii) a Transfer by death; or (iv) a Transfer by operation of law.

         The above restrictions will not prevent a valid Transfer if:

         1. The transferor obtains both the written consent of CFH, which consent may be given or refused in CFH's sole and absolute discretion, and the written approval of at least five members of the Management Committee; and

         2. The transferor provides the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that: (i) the Transfer shall not result in (a) the Company being treated as an association taxable as a corporation for federal income tax purposes under Section 7704 of the Code or otherwise, or (b) the termination of the Company under Section 708 of the Code; and (ii) the Transfer would not violate applicable federal or state securities laws or rules or regulations of the Securities and Exchange Commission, state securities commissions or any other governmental authorities with jurisdiction over such Transfer.

         The Towers Plan also provides that in no event will a Transfer be approved by the Management Committee: (i) if such Transfer could in the reasonable judgment of the Management Committee result in (a) the Company being treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code or (b) the Company otherwise being treated as an association taxable as a corporation for federal income tax purposes; or (ii) if such Transfer (a) would violate applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, state securities commissions or any other governmental authorities with jurisdiction over such Transfer or (b) would affect the Company's existence or qualification as a limited partnership under any applicable state law.

         All certificates evidencing ownership of Units distributed under the Towers Plan bear a conspicuous legend on the face thereof regarding these restrictions on Transfer.

         The Towers Plan permits the Independent Members to exercise, in their sole discretion, their rights pursuant to the Partnership Agreement to waive or modify these transfer restrictions for the benefit of the limited partners of the Company, to reconstitute the Company as a Delaware corporation in the manner provided in the Partnership Agreement, to cause the registration of the limited partnership interests of the Company or the shares of capital stock of such corporation to be registered under applicable federal and state securities laws or otherwise take any action permitted under the Partnership Agreement.

         Allocation of Net Income and Net Loss. Subject to certain exceptions, the Company's net income or net loss, as the case may be, and each item of income, gain, loss and deduction entering into the computation thereof for each fiscal year (or portion thereof) is allocated among the Partners under the Partnership Agreement as follows:

                  (a) Net income for each fiscal year (or portion thereof) is allocated in the following amounts and order of priority:

                           (i) first, to CFH, an amount equal to its negative capital account balance, if any;

                           (ii) second, to the Partners to the extent of and in
                  proportion to the excess, if any, of the cumulative amount of net loss previously allocated to such Partners in accordance with clause (b)(ii) below over the cumulative amount of net income previously allocated to such Partners in accordance with this clause (a)(ii); and

                           (iii) thereafter, to the Partners in proportion to
                  their respective Applicable Sharing Percentages (as defined in the Partnership Agreement).

                  (b) Net loss for each fiscal year (or portion thereof) is allocated in the following amounts and order of priority:

                           (i) first, to each of the Partners to the extent of
                  and in proportion to the excess, if any, of the positive capital account balance of such Partner over the Unrecovered Capital (as defined in the Partnership Agreement) of such Partner;

                           (ii) second, to the Partners in proportion to their
                  respective positive capital account balances, an amount equal to the sum of the positive capital account balances of all Partners; and

                           (iii)  thereafter, to CFH.

         Limited Liability; Management of Business. Except to the extent required by law, holders of Units will not have any personal liability to the Company, to any Partner nor to the creditors of the Company. Holders of Units are precluded from taking part in the operation, management or control of the Company's business. However, in certain circumstances, holders of Units can compel the Independent Members to take or refrain from taking certain actions over which the Independent Members have sole power and authority. In addition, holders of Units may remove Independent Members for cause and certain significant actions cannot be taken without the approval either of all members of the Management Committee or of holders of Units. See "Management."

         Amendments to the Partnership Agreement. Amendments to the Partnership Agreement which do not adversely affect the right of any limited partner in any material respect may be made by the Management Committee with the approval of all the general partners of the Company without the consent of any limited partner if those amendments are: (i) of an inconsequential nature (as determined by at least five members of the Management Committee); (ii) for the purpose of admitting additional limited partners or substituted limited partners as permitted by the Partnership Agreement; (iii) necessary to maintain the Company's status as a partnership according to Section 7701(a)(2) of the Code;
(iv) necessary to preserve the validity of any and all allocations of Company income, gain, loss or deduction pursuant to Section 704(b) of the Code; or (v) contemplated by the Partnership Agreement. Amendments to the Partnership Agreement other than those described in the foregoing sentence may be made only if embodied in an instrument signed by all of the Company's general partners and two-thirds-in-interest of the limited partners. However, unless otherwise specifically contemplated by the Partnership Agreement, no amendment to the Partnership Agreement shall: (a) without the consent of all of the Partners, change or alter the section of the Partnership Agreement governing amendments thereto; or (b) without the consent of each of the Partners adversely affected thereby, except as contemplated in the Partnership Agreement, increase the liability of any limited partner, decrease any limited partner's interest in profits and distributions or increase any limited partner's interest in losses.

Warrant

         As part of the Financing Agreement with Cargill, the Company granted to Cargill the Warrant. The exercise price of the Warrant is a pro-rata portion of the Company's book value as determined in accordance with the terms of the Warrant. The Warrant expires on February 28, 1999.

         The Company granted to Cargill certain rights with respect to the registration under the Securities Act of the interests issuable upon exercise of the Warrant. The Company has also granted to Cargill certain rights to participate in certain sales and purchases of limited partnership interests in the Company.



                               INDEMNIFICATION

         Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to the terms set forth in its partnership agreement, a Delaware limited partnership may indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The Partnership Agreement provides that the Company will indemnify and hold harmless its general partners, certain related entities and their respective officers, directors, trustees, agents and employees, from and against certain loss, expense, damage and injury (other than with respect to income taxes) suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with the Company or the Partnership Agreement if the acts, omissions or alleged acts or omissions upon which an actual or threatened action, proceeding or claims are based were for a purpose (a) within the scope of the authority conferred on the general partner by the Partnership Agreement or by law and (b) in or not opposed to the best interests of the Company and were not performed or omitted fraudulently or in bad faith or did not constitute gross negligence or willful misconduct the indemnified party. However, the foregoing indemnification is not applicable to any action, claim or proceeding by, or dispute with, any limited partner of the Company or its affiliates or among the Company's general partners (or their respective affiliates) and may be made only from the assets of the Company.

         The Partnership Agreement also provides that the Company will indemnify and hold harmless any limited partners, certain related entities and their respective officers, directors, trustees, agents and employees, from and against certain loss, expense, damage and injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with the Company or the Partnership Agreement if the acts, omissions or alleged acts or omissions upon which an actual or threatened action, proceeding or claims are based were not performed or omitted fraudulently or in bad faith or did not constitute gross negligence or willful misconduct by the indemnified party. However, the foregoing indemnification is not applicable to any action, claim or proceeding by, or dispute with, any other limited partner of the Company or its affiliates and may be made only from the assets of the Company.

ITEM 7            Financial Statements and Exhibits

Exhibits

 * 2.1 Amended and Restated Agreement of Limited Partnership of Qualis Care, L.P. (formerly known as Healthcare Partners, L.P.) dated as of March 18, 1994 (the "Partnership Agreement").

 * 2.2 Articles X and XII of Joint Plan of Reorganization of the Chapter 11 Trustee and the Official Creditors Committee Pursuant to Section 1125 of the Bankruptcy Code of Towers Financial Corporation, which amend or modify the Partnership Agreement.

 * 2.3 Contribution Agreement by and among Qualis Group Holdings, L.P. (formerly known as CFHF Partners, L.P.), Towers Investment Corporation, Towers Collection Service, Incorporated and Qualis Care, L.P. (formerly known as Healthcare Partners, L.P.).

 * 3.1 Certificate of Limited Partnership of Healthcare Partners, L.P., dated March 8, 1994.

 * 3.2 Certificate of Amendment to Certificate of Limited Partnership of Healthcare Partners, L.P., dated March 18, 1994.

 * 3.3 Certificate of Amendment of Certificate of Limited Partnership of Healthcare Partners, L.P., dated June 14, 1994 (changing the name of Healthcare Partners, L.P. to Qualis Care, L.P.).

  * 3.4 Certificate to Restore Good Standing, filed with the Delaware Secretary of State on December 7, 1995.

  * 3.5    Certificate of Amendment of Limited Partnership, dated October 25,
           1995.

  * 4.1    Warrant to Purchase Limited Partnership Interests of Qualis Care,
           L.P.

  * 10.1 Warrant, Subscription and Rights Agreements, among Qualis Care, L.P., Qualis Services, Inc., Qualis Credit Corp., Qualis Service Holding, Inc., Qualis Care Funding Corporation, Qualis Group Holdings, L.P., Qualis Group, Inc. and Cargill Financial Services Corporation, dated as of January 20, 1995.

  * 21.1    Subsidiaries of Qualis Care, L.P.


---------------------------
  *  filed herewith

                                SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 3, 1996


                                QUALIS CARE, L.P.


                                   By: /s/ Michael D. Gervais
                                    Name:  Michael D. Gervais
                                    Title: Chief Operating Officer